                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           August 2, 1995
                                                 -------------------------------



                        T/SF COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                       1-10263              73-1341 805
----------------------------         -----------        ------------------
(State or other jurisdiction         (Commission        (IRS Employer
       of incorporation)             File Number)       Identification No.)

      2407 East Skelly Drive, Tulsa, Oklahoma                        74105
--------------------------------------------------                ----------
        (Address of principal executive offices)                  (Zip code)


Registrant's telephone number, including area code      918-747-2600
                                                   -----------------------------


                                          N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On August 2, 1995, the Registrant completed the sale of certain trade journals and related activities of its BMT Communications Inc. subsidiary, to Trade Publishing L.L.C., a Delaware limited liability company (Buyer), an affiliate of Macfadden Publishing, Inc., a Delaware corporation, pursuant to the terms of that certain Asset Purchase Agreement, dated June 16, 1995 (the Asset Purchase Agreement), as amended. A copy of the Asset Purchase Agreement was filed with the Companys Form 10-Q for the three months and six months ended June 30, 1995.

     The assets sold were three trade journals, Convenience Store News, United States Distribution Journal and The Journal of Petroleum Marketing, and certain related activities, including the CSN/NAG Expo, a trade show directed to the convenience store industry. In exchange for the transferred assets, Buyer paid $21,000,000 in cash at closing. In addition, within 60 days after closing, the parties may make certain additional adjustments based on calculations of working capital included in the transfer and the interim operations of the business conducted with the transferred assets since July 1, 1995, the Effective Date of the transfer.

     At closing, the parties entered into and delivered the documents and agreements contemplated by the Asset Purchase Agreement, including covenants-not-to-compete, bills of sale, assumptions of liabilities and assignments of contracts. The nature and amount of consideration paid by the Buyer were determined through arms length negotiations between the Registrant and Macfadden Publishing, Inc. There was not and is not currently any material relationship between the Buyer or Macfadden Publishing, Inc., and the Registrant or any of its affiliates or any director or officer of the Registrant or any of their associates. Reference is made to Exhibits 2.1 and 2.2 incorporated herein by reference for a more complete description of the transaction described.

ITEM 5.  OTHER EVENTS

     By press release dated August 14, 1995, the Registrant announced that it had reached agreement with The Prudential Insurance Company of America (Prudential) to acquire the 464,814 shares of common stock, $0.10 par value, of the Registrant owned by Prudential. The purchase price was $11.00 per share or a total of $5,112,954. The agreement with Prudential was closed August 16, 1995.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (b) Pro Forma Financial Information. Included herewith are the following pro forma financial statements required pursuant to Article XI of Regulation S-
X:

          Pro forma consolidated condensed statements of operations for the year ended December 31, 1994 and six months ended June 30, 1995

          Pro forma consolidated condensed balance sheet as of June 30, 1995

     (c)  Exhibits.

     2.1 Asset Purchase Agreement, incorporated by reference to Exhibit 10.4 to the Registrants Quarterly Report on Form 10-Q for the three months and six ended June 30, 1995.

     2.2 Memorandum of Closing and Amendment to Agreement, incorporated by reference to Exhibit 10.5 to the Registrants Quarterly Report on Form 10-Q for the three months and six months ended June 30, 1995.

     2.3 Letter Agreement, dated August 14, 1995, by and between the Registrant and The Prudential Insurance Company of America.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     T/SF COMMUNICATIONS CORPORATION



                                     By: /s/ Howard G. Barnett, Jr.
                                         ---------------------------------------
                                         Howard G. Barnett, Jr., Chairman,
                                         President and Chief Executive Officer

                                     Date:  August 16, 1995

                        T/SF Communications Corporation
                       Pro Forma Consolidated Condensed
                           Statements of Operations

     The following Unaudited Pro Forma Condensed Statements of Operations give effect to the Asset Purchase Agreement, dated June 16, 1995, as amended, between BMT Communications Inc. ("BMT"), a wholly-owned subsidiary of the Registrant, and Trade Publishing L.L.C. ("Buyer"), an affiliate of Macfadden Publishing, Inc., for the sale of all of the assets, except cash, and operations of three BMT trade journals to Buyer, which was completed on August 2, 1995, as if the transaction had occurred on January 1, of each respective reporting period.

     These unaudited Pro Forma Consolidated Condensed Statements of Operations should be read in conjunction with the separate historical financial statements of the Registrant and with the notes attached hereto. In particular, reference i made to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995. On May 25, 1995, Tribune/Swab-Fox Companies Inc., ("Tribune/Swab-Fox"), the parent of the Registrant, was merged (the"Merger") with and into the Registrant. While the Merger was structured for legal purposes as a merger of Tribune/Swab-Fox with and into the Registrant, the Merger is accounted for as a downstream merger. Thus, for accounting purposes, Tribune/Swab-Fox is the acquiring entity even though, from a legal or structural standpoint, the Registrant is the acquiri and surviving entity. Accordingly, the historical financial statements of the Registrant, as the surviving entity, are th financial statements of Tribune/Swab-Fox. Earnings per share for the periods are restated to reflect the number of equivalent shares of the Registrant. These statements do not purport to be indicative of the results of operations which actually would have occurred had the sale occurred on January 1 of each respective reporting period or which may be expected to occur in the future.

                                  For the Year Ended                               For the Six Months Ended
                                  December 31, 1994                                      June 30, 1995
                                 ----------------------------------------    ------------------------------------
                                               Adjustments                               Adjustments
                                 Historical     (Note A)        Pro Forma    Historical   (Note A)       Pro Forma
                                 ---------     --------------   ----------   ----------  -----------    -----------
                                                                (Unaudited)  (Unaudited)                (Unaudited)

                                                       (in thousands except per share amounts)
Revenues                          $56,919    $ (11,837) (1)(2)    $45,082    $30,436    $(6,327) (1)(2)   $24,109
                                  -------    ---------            -------    -------    -------           -------
Operating costs and
  expenses                         35,069       (8,165) (1)        26,904     20,411      4,283) (1)       16,128

General and administrative         11,862       (1,804) (1)        10,058      5,662       (936) (1)        4,726

Interest expense                      736            -                736        434          -               434

Depreciation and
  amortization                      3,118         (746) (1)         2,372      1,906       (342)(1)         1,564
                                  -------    ---------            -------    -------    -------           -------
  Total costs and expenses         50,785      (10,715)            40,070     28,413     (5,561)           22,852
                                  -------    ---------            -------    -------    -------           -------

Income (loss) before income taxes
  income taxes                      6,134       (1,122)             5,012      2,023        766)            1,257

(Provision) for income tax         (2,589)         382  (3)        (2,207)      (895)       244 (3)          (651)

Minority interest in consolidated
  subsidiaries                       (981)         192               (789)      (266)       114              (152)
                                  -------    ---------            -------    -------    -------           -------
Income from continuing
  operations                      $ 2,564      $  (548)           $ 2,016    $   862    $  (408)          $   454
                                  =======    =========            =======    =======    =======           =======

Per share amounts (Note B):

Earnings per common share
  from continuing operations      $  0.69                         $  0.54    $  0.22                      $  0.11
                                  =======                         =======    =======                      =======

                        T/SF Communications Corporation
                   Notes to Pro Forma Consolidated Condensed
                           Statements of Operations

       Note A: The Pro Forma Consolidated Condensed Statements of Operations give effect to the following unaudited pro forma adjustments:

       (1) Elimination of the three BMT trade journals' operations for the period.

       (2) Recognize income of $130,000 for the year ended December 31, 1994, and $65,000 for the six months ended June 30, 1995, from the Covenant-not-to-Compete entered into with the Buyer for the period.

       (3) Recognize the effect on income taxes resulting from the adjustments described above.


       Note B: Earnings per share and pro forma earnings per share are based on 3,733,000 common equivalent shares outstanding for the year ended December 31, 1994 and 3,869,000 common equivalent shares for the six months ended June 30, 1995.

      Note C: The gain on the sale of assets of approximately $9,960,000 is not included in the pro forma statements of operations.

                        T/SF Communications Corporation
                       Pro Forma Consolidated Condensed
                                 Balance Sheet

      The following Unaudited Pro Forma Consolidated Condensed Balance Sheet gives effect to the Asset Purchase Agreement, dated June 16, 1995, as amended, between BMT Communications Inc. ("BMT"), a wholly-owned subsidiary of the Registrant, and Trade Publishing L.L.C. ("Buyer"), an affiliate of Macfadden Publishing, Inc., for the sale of all the assets, except cash, and operations of three BMT trade journals to Buyer, which was completed on August 2, 1995, as if the transaction had occurred on June 30, 1995.

      This unaudited Pro Forma Consolidated Condensed Balance Sheet should be read in conjunction with the separate historical financial statements of the Registrant and with the notes attached hereto. In particular, reference is made to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

                                                                    June 30, 1995
                                                         ---------------------------------
                                                                   Adjustments
                                                         Historical   Note A   Pro Forma
                                                         ---------------------------------
                                                         (Unaudited)           (Unaudited)
       ASSETS                                                     (in thousands)
       ------
       Current Assets                                    $ 24,937    $ 14,366    $ 39,303
       Investments                                          1,634                   1,634
       Contract and Notes Receivable                        1,740                   1,740
       Property, Plant and Equipment, net                   4,848                   4,848
       Deferred Tax Assets                                    919                     919
       Intangibles and Other Assets, net                   13,109                  13,109
                                                         --------    --------    --------
            Total Assets                                 $ 47,187    $ 14,366    $ 61,533
                                                         ========    ========    ========
       LIABILITIES & STOCKHOLDERS' EQUITY

       Current Liabilities                               $ 17,471    $  4,146    $ 21,617
       Long-Term Debt                                       4,612                   4,612
       Deferred Contract Liabilities                        2,209         260       2,469
       Common Stock Subject to Put                            525                     525
       Stockholders' Equity                                22,370       9,960      32,330
                                                         --------    --------    --------
            Total Liabilities and Stockholders' Equity   $ 47,187    $ 14,366    $ 61,553
                                                         ========    ========    ========


Note A: These adjustments consist of (i) the sale of all of the assets, except cash, related to three trade journals of BMT, included in current assets as "Assets held for sale" of $6,634,000, (ii) the recognizing of the cash receive of $21,000,000, and (iii) to reflect the gain in stockholders' equity net of the accrual of estimated costs related the sale.

                        T/SF COMMUNICATIONS CORPORATION

                                 EXHIBIT INDEX


EXHIBIT NUMBER

     2.1            Asset Purchase Agreement, incorporated by reference to
                    Exhibit 10.4 to the Registrants Quarterly Report on Form 10-Q for the three months and six ended June 30, 1995.

     2.2 Memorandum of Closing and Amendment to Agreement, incorporated by reference to Exhibit 10.5 to the Registrant's Quarterly Report on Form 10-Q for the three months and six months ended June 30, 1995.

     2.3 Letter Agreement, dated August 14, 1995, by and between the Registrant and The Prudential Insurance Company of America.